Exhibit 3.4 ARMSTRONG ENERGY, INC. SECOND AMENDED AND RESTATED BYLAWS Adopted as of May 9, 2017 June 7, 2017

1 SECOND AMENDED AND RESTATED BYLAWS OF ARMSTRONG ENERGY, INC. 1. OFFICES 1.1. Registered Office The initial registered office of Armstrong Energy, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The initial registered agent in charge thereof shall be The Corporation Trust Company. 1.2. Other Offices The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation. 2. MEETINGS OF STOCKHOLDERS 2.1. Time and Place of Meetings All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors of the Corporation or, in the absence of a designation by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Secretary, and stated in the notice of meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but shall instead be held by means of remote communications, subject to the guidelines and procedures that the Board of Directors may adopt from time to time. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the stockholders. 2.2. Annual Meeting The annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect, by a plurality vote of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of Directors, the Directors to succeed those Directors whose terms expire at such meeting, and transact such other business as may properly be brought before the meeting. Except as required by law or otherwise by these Bylaws, in all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or by proxy at the annual meeting and entitled to vote on the subject matter shall be the act of the stockholders. 2.3. Special Meetings Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Secretary promptly following (and in any event within 10five calendar days afterof) the receipt of the written request of (i) a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board or (ii) the stockholders owning at least a majority of the voting power of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote. Any such request by a majority of the Board of Directors or the

2 stockholders must be sent to the Chairperson and the Secretary and must state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied. At a special meeting of the stockholders, only such business shall be conducted as shall be specified in the notice of meeting. Except as required by law or otherwise by these Bylaws or the Certificate of Incorporation, in all matters the affirmative vote of the majority of shares present in person or by proxy at a special meeting and entitled to vote on the subject matter shall be the act of the stockholders. 2.4. Notice of Meetings NoticeThe Secretary shall cause written notice of every meeting of the stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shallto be given not less than 10, nor more than 60, calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting at such address as appears on the records of the Corporation, except as otherwise provided herein or by law. Notice of every meeting of the stockholders shall be given by personal delivery or by mail or by electronic communication to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If electronically transmitted, such notice shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt shall not be required. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. 2.5. Inspectors The Board of Directors shallmay appoint, or if the Board of Directors has not made such appointment, the Chairperson or the President shallmay appoint, one or more inspectors of election to act at any meeting of the stockholders and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate inspector is present, ready, and willing to act at a meeting of the stockholders, the Chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

3 2.6. Quorum Except as otherwise required by law or the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business thereat. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. 2.7. List of Stockholders Entitled to Vote The Secretary or other officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. 2.8. Voting; Proxies Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the stock present in person or represented by proxy and entitled to vote on such question. Each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL, or any successor provision. Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary, or by a later appointment of a proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the DGCL, the Certificate of Incorporation, or these Bylaws, or unless the Chairperson or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting request that votes shall be made by written ballot. Every vote taken by written ballot shall be counted by the inspectors of election. 2.9. Order of BusinessAction Without a Meeting To bring stockholder nominations or other business before an annual meeting of stockholders, a stockholder shall provide the Corporation a notice, at any time prior to the commencement of the annual meeting of stockholders, identifying the stockholder presenting the nomination or other business and setting forth (i) the names of the nominees for director (if any) and (ii) the text of any other business proposed to be adopted by stockholders. No other information or notice need be provided in order for

4 stockholders to transact business at an annual meeting of stockholders. This paragraph shall apply to nominations and business presented for stockholder action at the 2017 annual meeting of stockholders of the Corporation and at each annual meeting thereafter held. For the avoidance of doubt, no Bylaw provision in effect prior to the adoption of this paragraph shall apply to nominations or business presented at the 2017 annual meeting of stockholders or any annual meeting held thereafter. Any action that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered in accordance with Section 228 of the DGCL. No other provision of these Bylaws (including, without limitation, no provision relating to the establishment of a record date for determining the stockholders entitled to take action by consent or relating to any type of review or inspection of any such consent) shall prohibit, limit or delay, in any manner or to any extent, the effectiveness of any consent of stockholders. 2.10. Participation by Means of Remote Communication If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of the stockholders may, by means of remote communication: (a) participate in a meeting of the stockholders; and (b) be deemed present in person and vote at a meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. 3. DIRECTORS 3.1. Powers The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the DGCL. 3.2. Number The Board of Directors shall consist of nine directors. The new directorship resulting from the adoption of this paragraph shall be allocated to Class II of the Board. The number of Directors of the Corporation shall be fixed by the Board of Directors or by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided that in the absence of such a designation of the number of directors, the number of directors shall be nine.

5 3.3. Nomination of Directors; Election Reserved 3.3. 3.4. Vacancies VacantAny vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the authorized number of Directors, may be filled by either (i) by a majority of the directorsDirectors then in office, though less than a quorum, or (ii)by a sole remaining Director, (ii) by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation outstanding and entitled to vote thereon.generally in the election of directors, voting together as a single class, or (iii) in accordance with any voting agreement of the stockholders. Each Director so chosen shall hold office for a term of length equal to the term of the Director that he or she is replacing, expiring at the next annual meeting of stockholders or until his or her such director’s successor shall have been duly elected and qualified or until his or her such Director’s earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. 3.4. 3.5. Removal; Resignation Any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this Section 3.5., with or without cause, at any time by the holders of a majority of the voting power of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, unless otherwise provided in any voting agreement of the stockholders. Any Director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Chairperson or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective, and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. 3.5. 3.6 Meetings 3.6.1 3.5.1 Regular Meetings Regular meetings of the Board of Directors may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board of Directors. 3.6.2 3.5.2 Special Meetings Special meetings of the Board of Directors may be called by the Chairperson, by the President or by a majority of the Board of Directors, and notice shall be deemed given to each Director by whom such notice is not waived if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice, or (iv) by other similar medium of communication. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting. 3.6.3 3.5.3 Meetings by Means of Conference Telephone

6 Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all participating Directors can simultaneously hear each other during the meeting. A Director participating in a meeting by such means is deemed to be present in person at the meeting. 3.6.4 3.5.4 Action Without Meeting Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each Director, and delivered to the Corporation for inclusion in the minute book. 3.6.5 Waiver of Notice of Meeting A Director may waive any notice required by statute, the Certificate of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the Director entitled to the notice, or made by electronic transmission by the Director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. 3.6. 3.7. Quorum and Vote at Meetings At all meetings of the Board, a quorum of the Board of Directors consists of a majority of the total number of Directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. 3.7. 3.8. Committees of Directors The Board of Directors may designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. 3.8. Conflicts Committee; Resolution of Conflicts of Interest 3.89.1 Establishment of Conflicts Committee The Corporation shall establish a Conflicts Committee which shall consist of two or more members of the Board of Directors, each of whom (i) is not an officer or employee of the Corporation, (ii)

7 is not an officer, director or employee of any affiliate or subsidiary of the Corporation, (iii) is not a holder of ownership interest in the Corporation other than common stock, and (iv) satisfies the independence standards required of directors under the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder and by the NASDAQ Rules. Conflicts Committee members shall be appointed by the Board of Directors. Each Conflicts Committee member shall serve at the pleasure of the Board of Directors for such term as the Board of Directors may decide or until such Conflicts Committee member is no longer a Board of Directors member. 3.89.2 Resolutions of Conflicts of Interest Unless otherwise expressly provided for in these Bylaws, whenever a potential conflict of interest exists or arises between the Corporation or any of its affiliates or subsidiaries, on the one hand, and any third party, including any limited partnerships for which the Corporation may serve as general partner, directly or indirectly, on the other, any resolution or course of action by the Corporation in respect of such conflict of interest shall be permitted and shall not constitute a breach of any duty stated or implied by contract, law or equity, if the resolution or course of action in respect of such conflict of interest is (i) by a majority of the members of the Conflicts Committee acting in good faith, (ii) approved by the vote of a majority of the stockholders, excluding the vote of any of the parties to the subject transaction, (iii) on terms no less favorable to the Corporation than those generally being provided to or available from unrelated third parties, or (iv) fair and reasonable to the Corporation, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Corporation). The Corporation shall be authorized but not required in connection with its resolution of such conflict of interest to seek approval of such resolution by the Conflicts Committee, and the Corporation may also adopt a resolution or course of action that has not received approval of the Conflicts Committee. If approval of the Conflicts Committee is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if approval of the Conflicts Committee is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any party or by or on behalf of the stockholders or other parties challenging such approval, the party bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. 3.9. 3.10. Compensation of Directors The Board of Directors shall have the authority to fix the compensation of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members. 4. OFFICERS 4.1. Positions The officers of the Corporation shall be a Chairperson, a President, a Secretary, and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairpersons, Executive Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. As set forth below, each of the Chairperson, President, and/or any Vice President may execute bonds, mortgages, and other contracts under the seal of the Corporation, if required, except where required or permitted by law

8 to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. 4.2. Chairperson The Chairperson shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairperson may execute bonds, mortgages, and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. 4.3. President The President shall have full responsibility and authority for management of the day-to-day operations of the Corporation. The President may execute bonds, mortgages, and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. 4.4. Vice President In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. 4.5. Secretary The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation. 4.6. Assistant Secretary The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary. 4.7. Treasurer The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairperson, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation. 4.8. Assistant Treasurer The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

9 4.9. Term of Office The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, retirement, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. 4.10. Compensation The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers. 4.11. Fidelity Bonds The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. 5. CAPITAL STOCK 5.1. Certificates of Stock; Uncertificated Shares The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be made by facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. 5.2. Lost Certificates The Board of Directors, Chairperson, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares. 5.3. Record Date 5.3.1. 5.3.1 Actions by Stockholders In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor fewer than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for

10 determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. 5.3.2. 5.3.2 Payments In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. 5.4. Stockholders of Record The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the DGCL. 6. INDEMNIFICATION; INSURANCE 6.1. Authorization of Indemnification Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the

11 Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not Directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses (including attorneys’ fees) incurred by a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. 6.2. Right of Claimant to Bring Action Against the Corporation If a claim under Section 6.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct. 6.3. Non-Exclusivity The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

12 6.4. Survival of Indemnification The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person. 6.5. Insurance The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL. 7. GENERAL PROVISIONS 7.1. Waivers of Notice Whenever notice is required to be given under any provision of the DGCL, or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. 7.2. 7.1. Location and Reliance Upon Books and Records The books and records of the Company may be kept at such place or places as the Board or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws or by such officer or agent as shall be designated by the Board. Each Director, each member of a committee designated by the Board, and each officer of the Company shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. 7.3. 7.2. Dividends The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware. 7.4. 7.3. Reserves The Directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

13 7.5. 7.4. Execution of Instruments All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. 7.6. 7.5. Fiscal Year The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. 7.7. 7.6. Seal The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. 7.8. 7.7. Amendment Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of the stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting or (b) at any meeting of the Board of Directors, provided that no amendment adopted by the Board of Directors may vary or conflict with any amendment adopted by, (b) by written consent of the stockholders in accordance with the Certificate of Incorporation and these Bylaws or (c) at any meeting of the Board of Directors. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80%a majority of the outstanding Common Stock, voting together as a single class. The foregoing Second Amended and Restated Bylaws were adopted as of May 9, 2017 June 7, 2017. /s/ Eric R. Waller Secretary